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[Logo] CoCensys  [Letterhead]


LOWELL E. SEARS
Chairman of the Board




January 27, 1997

F. Richard Nichol, Ph.D.
14 Cypress Point Lane
Newport Beach, CA 92660
Telephone: (714) 753-5460


Dear Dick:


This ADDENDUM to the offer letter dated January 20, 1997 will confirm our agreement in connection with your service as President and Chief Executive Officer of CoCensys, Inc., that in the event of any termination of your employment without cause, (a) the Company will continue payment of your base salary then in effect for a period of six (6) months and (b) the vesting of any CoCensys stock options held by you at such time that are not fully vested will be accelerated, such that they will be exercisable at the time of such termination to the extent they would have been exercisable six (6) months thereafter in accordance with their normal vesting schedule.


Sincerely,


/s/ Lowell E. Sears


LOWELL E.SEARS
CHAIRMAN OF THE BOARD
CoCensys, INC.



ACCEPTED AND AGREED TO
THIS 28TH DAY OF JANUARY, 1997


/s/ F. Richard Nichol


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F. RICHARD NICHOL, Ph.D.